a21, Inc.
                             7660 Centurion Parkway
                             Jacksonville, FL 32256




                                          October 4, 2005


[Insert Name/Address of Investor]


            Re:   Common Stock Purchase Warrants

Dear _____:

            Reference is made to the Common Stock Purchase Warrants issued to Barron Partners L.P. by a21, Inc., copies of which are attached hereto as Exhibit A (the "Warrants") of which Warrants to purchase up to _________ shares of a21 common stock we understand were transferred to you. For good and valuable consideration the sufficiency of which is hereby acknowledged, the "Exercise Price per Share" stated in each of the Warrants is reduced to $0.185 provided the Warrants are exercised and the foregoing Exercise Price per Share paid to a21, Inc. within two business days of the execution of this letter.

                                          Very truly yours,


                                          Thomas V. Butta
                                          President